UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /Amendment 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

TELCO CUBA, INC.

 (Exact of registrant as specified in its charter)

                     Nevada                                                          000-53157                                  98-0546544

State or other jurisdiction of incorporation

Commission File Number

 IRS Employer Identification №.

2001 Hollywood Blvd., Suite 202, Hollywood, FL

   33020

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (305) 747-7647

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanation:  This Form 8K/Amendment 1 corrects a typographical error in the first line of the paragraph beginning with Article 3, Section 1, to remove any confusion regarding the change in authorized shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 29, 2016, the Company amended Article 3, Section 1 of its Articles of Incorporation increasing the authorized shares to read as follows:

Article 3, Section 1. Authorized Shares.  The total number of shares of that the Corporation shall have authority to issue is nine hundred seventy-five million shares (975,000,000) of which nine hundred seventy-four million (974,000,000) shall be shares of Common Stock, par value $0.001 per share, and One Million (1,000,000) shall be shares of Preferred Stock, par value $0.001 per share with One Hundred Thousand (100,000) of such shares being designated as Series A Preferred Stock, One Hundred Thousand (100,000) of such shares being designated as Series B Preferred Stock, and One Hundred Thousand (100,000) of such shares being designated as Series C Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

March 15, 2016

/s/ William Sanchez

By: William Sanchez, CEO and President